Exhibit 99.01
Media Contact:
Edelman
Colleen Kuhn
(650) 762-2804
colleen.kuhn@edelman.com

Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com

Immersion Corporation Reports Record Revenue in Third Quarter 2015; Raises Financial Outlook
SAN JOSE, Calif., October 29, 2015 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the third quarter ended September 30, 2015.
Total revenues for the third quarter of 2015 were $14.3 million, an increase of 19% compared to $12.1 million for the third quarter of 2014. Royalty and license revenues of $13.9 million for the third quarter of 2015 were up 19% from the same period last year. Net income for the third quarter of 2015 was $184 thousand, or $0.01 per diluted share. This compares to net income of $1.1 million, or $0.04 per diluted share, for the third quarter of 2014. Net income for the third quarter of 2015 includes certain non-cash tax expenses associated with the company’s international tax planning activities, resulting in an effective tax rate for the quarter of 85%.
Non-GAAP net income for the third quarter of 2015 was $2.2 million, or $0.08 per diluted share, compared with non-GAAP net income of $2.5 million, or $0.08 per diluted share, for the third quarter of 2014. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of September 30, 2015, Immersion’s cash, cash equivalents and short term investments were $67.2 million, up from $57.4 million as of December 31, 2014.

Management Commentary

“We achieved strong results in the third quarter as we generated record September quarter revenues, enabling us to raise our revenue guidance for the year,” said Vic Viegas, chief executive officer of Immersion. “During the quarter, interest in haptics picked up significantly as the market has increasingly recognized how tactile information can enhance consumer devices and allow for richer and more intuitively designed user interactions. Immersion is well-positioned to drive greater growth of our haptic technology in this fast-paced market setting as we leverage our storehouse of solutions, IP and know-how to help our customers translate this desire into compelling consumer experiences.”

“Based on our year-to-date performance and current outlook, we are increasing our 2015 revenue guidance to between $59 million and $61 million, reflecting growth of 11% to 15% over the prior year. In addition, based on positive results and expectations, as well as the effect of calculating Non-GAAP net income using a 19% effective tax rate, we are narrowing our non-GAAP net income guidance to between $6 and $8 million,” concluded Mr. Viegas.

Business Highlights
Recent developments reflect the continued expansion of Immersion’s base of customers and partners, new innovations in consumer form factors and content leveraging haptics, and further progress in the Content and Media area, including:

•
New customer engagements, including a signed deal with Acer resulting in the launch of the industry’s first dual-haptic (two actuator) tablet design. The new Acer Predator 8 Tablet and Gameloft’s “Asphalt 8” leverage Immersion’s TouchSense® Technology to deliver an immersive mobile gaming experience.

•	Recent design wins and launches, including the Fujitsu Arrow NX F-04G and Gionee Elife E8 mobile smartphones.

•
The establishment of new Content and Media relationships, and the launch of haptically-enhanced games, movie trailers and ads, including a new animated ad campaign for Stoli Vodka on Opera Mediaworks’ mobile ad platform capable of reaching more than one million users per day through 250 separate mobile apps.

Conference Call Information
Immersion will host a conference call with company management on Thursday, October 29, 2015 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the third quarter ended September 30, 2015. To participate on the live call, analysts and investors should dial +1 800-505-9573 (conference ID: 789369) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology. The company's touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games and videos; restore “mechanical” feel by providing intuitive and unmistakable confirmation; may improve safety by reducing distractions while driving; provide realistic touch feedback when performing robotic medical procedures and training simulations; and expand usability when audio and visual feedback are ineffective. Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile phone, automotive, gaming, medical, and consumer electronics products from world class companies. With over 2,000 issued or pending patents in the U.S., China and other countries, Immersion helps bring the digital universe to life. Learn more at www.immersion.com or www.touchsense.com.

Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income and Non-GAAP net income per diluted share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding positioning Immersion to capitalize on exciting market opportunities and our expectation that revenues for 2015 will be in the range of $59 million to $61 million and non-GAAP net income for 2015 will be in the range of $6 million to $8 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2014 which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense and TouchSense Engage are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)

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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2015 (Unaudited)	December 31, 2014 (1)
ASSETS
Cash and cash equivalents	$33,167	$14,380
Short-term investments	33,990	42,981
Accounts and other receivables, net	1,503	3,021
Deferred income taxes	2,921	9,377
Prepaid expenses and other current assets	3,022	845
Total current assets	74,603	70,604
Property and equipment, net	4,778	1,207
Deferred income tax assets	21,548	25,419
Prepaid income taxes	7,495	—
Intangibles and other assets, net	269	291
TOTAL ASSETS	$108,693	$97,521
LIABILITIES
Accounts payable	$1,539	$669
Accrued compensation	3,631	1,906
Other current liabilities	1,639	2,225
Deferred revenue	12,664	7,779
Total current liabilities	19,473	12,579
Long-term deferred revenue	3,983	7,827
Other long-term liabilities	752	512
TOTAL LIABILITIES	24,208	20,918
STOCKHOLDERS’ EQUITY	84,395	76,603
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$108,603	$97,521

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Royalty and license	$13,944	$11,714	$45,895	$38,473
Development, services, and other	369	337	928	845
Total revenues	14,313	12,051	46,823	39,318
Costs and expenses:
Cost of revenues	117	104	347	325
Sales and marketing	3,198	2,238	11,078	7,638
Research and development	3,471	2,718	10,697	8,782
General and administrative	6,241	5,274	21,253	17,745
Amortization of intangibles	3	15	18	55
Total costs and expenses	13,030	10,349	43,393	34,545
Operating Income	1,283	1,702	3,430	4,773
Interest and other income (expense)	(84)	(30)	(63)	107
Income before provision for income taxes	1,199	1,672	3,367	4,880
Provision for income taxes	(1,015)	(599)	(1,647)	(1,774)
Net Income	$184	$1,073	$1,720	$3,106
Basic net income per share	$0.01	$0.04	$0.06	$0.11
Shares used in calculating basic net income per share	28,190	28,505	28,027	28,420
Diluted net income per share	$0.01	$0.04	$0.06	$0.11
Shares used in calculating diluted net income per share	29,134	29,351	28,893	29,355

Immersion Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP Net Income	$184	$1,073	$1,720	$3,106
Add: Stock-based compensation	1,276	1,131	4,245	4,058
Add: GAAP Provision for income taxes	1,015	599	1,647	1,774
Less: Non-GAAP provision for income taxes (at 19%)	(228)	(318)	(640)	(927)
Non-GAAP Net Income	$2,247	$2,485	$6,972	$8,011
Non-GAAP Earnings Per Share	$0.08	$0.08	$0.24	$0.27
Shares used in calculating Non-GAAP Earnings per Share	29,134	29,351	28,893	29,355